Exhibit 4.2

PENN VIRGINIA CORPORATION

as Issuer

AND

Wells Fargo Bank, N.A.

as Trustee

First Supplemental Indenture

Dated as of December 5, 2007

Supplemental to Subordinated Indenture

Dated as of December 5, 2007

4.50% Convertible Senior Subordinated Notes due 2012

i

SECTION 4.13.	Company Determination Final	38

	ARTICLE 5
	REMEDIES

SECTION 5.01.	Events of Default	38

	ARTICLE 6
	CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 6.01.	Company May Consolidate, Etc., Only on Certain Terms	39
SECTION 6.02.	Successor Substituted	39
SECTION 6.03.	Limitation on Scope	40

	ARTICLE 7
	SUBORDINATION OF THE NOTES

SECTION 7.01.	Agreement of Subordination	40
SECTION 7.02.	Payments to Holders	40
SECTION 7.03.	Subrogation of Notes	43
SECTION 7.04.	Authorization to Effect Subordination	44
SECTION 7.05.	Notice to Trustee	44
SECTION 7.06.	Trustee’s Relation to Senior Indebtedness	45
SECTION 7.07.	No Impairment of Subordination	45
SECTION 7.08.	Certain Conversions Deemed Payment	45
SECTION 7.09.	Article Applicable to Paying Agents	46
SECTION 7.10.	Senior Indebtedness Entitled to Rely	46
SECTION 7.11.	Anti-Layering	46

	ARTICLE 8
	SATISFACTION AND DISCHARGE

SECTION 8.01.	Satisfaction and Discharge of the First Supplemental Indenture	46
SECTION 8.02.	Deposited Monies to Be Held in Trust by Trustee	47
SECTION 8.03.	Paying Agent to Repay Monies Held	47
SECTION 8.04.	Return of Unclaimed Monies	47
SECTION 8.05.	Reinstatement	48

	ARTICLE 9
	SUPPLEMENTAL INDENTURES

SECTION 9.01.	Supplemental Indentures Without Consent of Holders	48

ii

	ARTICLE 10
	DEFEASANCE AND COVENANT DEFEASANCE

SECTION 10.01.	Article Fourteen (defeasance And Covenant Defeasance) Of Original Indenture Inapplicable	49

	ARTICLE 11
	REDEMPTION

SECTION 11.01.	Article Eleven (Redemption of Securities) of Original Indenture Inapplicable	49

	ARTICLE 12
	GUARANTEES

SECTION 12.01.	Article Sixteen (guarantee) Of Original Indenture Inapplicable	49

	ARTICLE 13
	MISCELLANEOUS

SECTION 13.01.	Governing Law	49
SECTION 13.02.	Payments on Business Days	49
SECTION 13.03.	No Security Interest Created	50
SECTION 13.04.	Trust Indenture Act	50
SECTION 13.05.	Benefits of Indenture	50
SECTION 13.06.	Calculations	50
SECTION 13.07.	Table of Contents, Headings, Etc	50
SECTION 13.08.	Execution in Counterparts	50
SECTION 13.09.	Severability	50

EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Notice of Conversion	B-1
Exhibit C	Form of Fundamental Change Purchase Notice	C-1
Exhibit D	Form of Assignment and Transfer	D-1

iii

FIRST SUPPLEMENTAL INDENTURE, dated as of December 5, 2007, between Penn Virginia Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the “Company”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, this First Supplemental Indenture is supplemental to the indenture dated as of December 5, 2007 (the “Original Indenture”) by and among the Company, Penn Virginia Holding Corp., a Delaware corporation, Penn Virginia Oil & Gas Corporation, a Virginia corporation, Penn Virginia Oil & Gas GP LLC, a Delaware limited liability corporation, Penn Virginia Oil & Gas LP LLC, a Delaware limited liability corporation, Penn Virginia MC Corporation, a Delaware corporation, Penn Virginia MC Energy L.L.C., a Delaware limited liability corporation, Penn Virginia MC Operating Company L.L.C., a Delaware limited liability corporation, and Penn Virginia Oil & Gas, L.P., a Texas limited partnership, and the Trustee;

WHEREAS, the Company has duly authorized the creation of an issue of its 4.50% Convertible Senior Subordinated Notes due 2012 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this First Supplemental Indenture; and

WHEREAS, pursuant to Section 201 of the Original Indenture, the Securities of each series may be in such form as shall be established in one or more supplemental indentures thereto; and

WHEREAS, pursuant to Section 301 of the Original Indenture, the Company may establish one or more series of Securities from time to time as authorized by a supplemental indenture of which the Notes shall be one such series; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in the First Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Scope of First Supplemental Indenture. The changes, modifications and supplements to the Original Indenture affected by this First Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of the First Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Original Indenture.

SECTION 1.02. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture;

(iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(iv) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(v) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 4.06(a).

“Agent Members” has the meaning specified in Section 2.03.

“Bid Solicitation Agent” means the Trustee or an independent nationally recognized securities dealer selected by the Company to solicit market bid quotations for the Notes, which shall in no event be an Affiliate of the Company. The Bid Solicitation Agent shall initially be the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this First Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Continuing Director” means a director who either was a member of the Board of Directors on November 29, 2007 or who becomes a member of the Board of Directors subsequent to such date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the continuing directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion. The Conversion Agent shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 4.02(b).

“Conversion Notice” shall have the meaning specified in Section 4.02(b).

“Conversion Price” means, in respect of each Note, as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially, 17.3160 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Securities), or any successor entity.

“Daily Conversion Value” means, for each of the 25 consecutive Trading Days during the Observation Period, one-twenty-fifth of the product of (i) the applicable Conversion Rate and (ii) the Daily VWAP of Common Stock on such Trading Day.

“Daily Settlement Amount” has the meaning specified in Section 4.03(b).

“Daily VWAP” means, for each of the 25 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PVA.N<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Designated Senior Indebtedness” means (i) all Indebtedness under its Amended and Restated Credit Agreement, dated as of December 14, 2003, by and among the Company, the lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantees and note agreements and other instruments and agreements executed in connection therewith and (ii) any other Senior Indebtedness in which the instrument creating or evidencing the Indebtedness, or any related agreements or documents to which the Company is a party, expressly provides that such Indebtedness is “Designated Senior Indebtedness” for purposes of the Indenture (provided that the instrument, agreement or other document may place limitations and conditions on the right of the Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

“Dividend Threshold” has the meaning specified in Section 4.04(d).

“Effective Date” has the meaning specified in Section 4.06(b).

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

“Fundamental Change” means the occurrence of any of the following events at any time after the Notes are originally issued:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries or its or their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity and (x) such person or group files a Schedule 13D, Schedule 13G, Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership or (y) the Company otherwise knows or has reason to know of any such person or group, in any case, other than pursuant to a transaction that would otherwise be subject to clause (2) below but for the proviso thereto;

(2) consummation of (A) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that any such share exchange, consolidation or merger will not be a Fundamental Change if holders of the Company’s common equity immediately prior to such transaction collectively own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction;

(3) Continuing Directors cease to constitute at least a majority of the Board of Directors;

(4) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(5) the Company’s Common Stock (or other common stock or depositary shares or receipts in respect thereof into which the Notes are then convertible) ceases to be listed or quoted on a national securities exchange in the United States, except as a result of a merger to which the Company is a party or a tender offer or exchange offer for the Common Stock or depositary shares or receipts in respect thereof or other common stock or depositary shares or receipts in respect thereof into which the Notes are then convertible.

Notwithstanding the foregoing, any transaction(s) or event(s) described in clause (2) above will not constitute a Fundamental Change if 90% of the consideration received or to be received by the Company’s common shareholders, excluding cash payments for fractional shares, in connection with the transaction(s) or event(s) consists Publicly Traded Securities and as a result of such transaction(s) or event(s) the Notes become convertible into such consideration, as described in Section 4.07 of this First Supplemental Indenture.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.01(a).

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a).

“Global Note” means any Note that is a Global Security registered in the Security Register in the name of a Depositary or a nominee thereof.

“Indebtedness” means:

(i) all of the Company’s indebtedness, obligations and other liabilities, contingent or otherwise, (A) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (B) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(ii) all of the Company’s reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers’ acceptances;

(iii) all of the Company’s obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the Company’s balance sheet;

(iv) all of the Company’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the Company’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

(v) all of the Company’s obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(vi) all of the Company’s direct or indirect guaranties or similar agreements by the Company in respect of, and all of the Company’s obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (i) through (v); and

(vii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (i) through (vi).

“Indenture” means the Original Indenture, as supplemented by this First Supplemental Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this First Supplemental Indenture and any such supplemental indenture, respectively.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each May 15 and November 15 of each year.

“Last Reported Sale Price” means, on any date, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall mean the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall mean the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change as described in clause (1) or (2) of the definition thereof (determined after giving effect to any exceptions or exclusions to such definition, but without regard, in the case of clause (1) or clause (2) of such definition, to the proviso in clause (2) of such definition). For the avoidance of doubt, any transaction(s) or event(s) described in clause (2) of the definition of Fundamental Change will not constitute a Make-Whole Fundamental Change if 90% of the consideration received or to be received by the Company’s common shareholders, excluding cash payments for fractional shares, in connection with the transaction(s) or event(s) consists Publicly Traded Securities and as a result of such transaction(s) or event(s) the Notes become convertible into such consideration, as described in Section 4.07 of this First Supplemental Indenture.

“Market Disruption Event” means (i) a failure by the primary United States national securities or regional exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for Common Stock for an aggregate one-half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Measurement Period” has the meaning specified in Section 4.01(a)(ii).

“Note” or “Notes” has the meaning specified in the second paragraph of the recitals of this First Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01 hereof.

“Observation Period” means (i) with respect to any Note converted prior to September 15, 2012, the 25 consecutive Trading Day period beginning on and including the second Trading Day after the related Conversion Date and (ii) with respect to any Note converted on or after September 15, 2012, the 25 consecutive Trading Days beginning on and including the 27th Scheduled Trading Day immediately preceding November 15, 2012.

“Original Indenture” has the meaning specified in the first paragraph of the recitals of this First Supplemental Indenture.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Purchase Price of, any Notes on behalf of the Company. The Paying Agent shall initially be the Trustee.

“Payment Blockage Notice” has the meaning specified in Section 7.02.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Place of Payment” means, for purposes of the Notes, New York City, New York.

“Publicly Traded Securities” means, in respect of a transaction described in clause (2) of the definition of Fundamental Change, shares of common stock traded on a United States national securities exchange or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change.

“record date” has the meaning specified in Section 4.04(f).

“Regular Record Date” means, with respect to the payment of interest on the Notes, the May 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on May 15 and the November 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on November 15.

“Reference Property” has the meaning specified in Section 4.07.

“Reporting Failure” means the failure of the Company to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, if any.

“Representative” means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness (including, without limitation, any agent under the Amended and Restated Credit Agreement, dated as of December 14, 2003, by and among the Company, the lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended) or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“Responsible Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of the Indenture.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” shall mean a Business Day.

“Senior Indebtedness” means the principal of, and premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this First Supplemental Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing; provided, however, that Senior Indebtedness shall not include:

(i) Indebtedness that expressly provides that such Indebtedness (a) shall not be senior in right of payment to the Notes, (b) shall be equal or junior in right of payment to the Notes, or (c) shall be junior in right of payment to any other Indebtedness;

(ii) any Indebtedness to any of the Company’s majority-owned Subsidiaries, other than Indebtedness to the Company’s Subsidiaries arising by reason of guarantees by the Company of Indebtedness of such Subsidiary to a Person that is not the Company’s Subsidiary; and

(iii) Indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.

“Senior Subordinated Indebtedness” means, with respect to the Company, the Notes and any other Indebtedness that specifically provides that such Indebtedness is to have the same rank as the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligations of the Company that is not Senior Indebtedness.

“Settlement Amount” has the meaning specified in Section 4.03(a).

“Significant Subsidiary” means a “significant subsidiary” as defined in clause (1) or clause (2) of the definition thereof in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stated Maturity,” when used with respect to any Note, means, with respect to any Note and the payment of the principal amount thereof, November 15, 2012.

“Stock Price” has the meaning specified in Section 4.06(b).

“Subordinated Indebtedness” means, with respect to the Company, any Indebtedness that specifically provides that such Indebtedness is subordinated to the Notes.

“Successor Company” has the meaning specified in Section 6.01(a).

“Trading Day” means, except as provided in Section 4.03(f) hereof, a day on which (i) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the Notes obtained by the Bid Solicitation Agent for $2,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Trigger Event” has the meaning specified in Section 4.04(b).

“Underwriters” means J.P. Morgan Securities Inc., Lehman Brothers Inc., Wachovia Capital Markets, LLC, RBC Capital Markets Corporation and UBS Securities LLC.

“Underwriting Agreement” means the Underwriting Agreement, dated November 29, 2007, entered into by the Company and the Underwriters in connection with the sale of the Notes.

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

ARTICLE 2

THE SECURITIES

SECTION 2.01. Title and Terms; Payments. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $230,000,000 except for Notes authenticated and delivered pursuant to Sections 304, 305 and 306 of the Original Indenture or Section 3.05 hereof.

The Notes shall be known and designated as the “4.50% Convertible Senior Subordinated Notes due 2012” of the Company. The principal amount shall be payable at Stated Maturity.

The Company may, without the consent of the Holders, hereafter issue additional notes (“Additional Notes”) under the Indenture with the same terms and the same CUSIP numbers as the Notes issued on the date of this First Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that such Additional Notes must be part of the same issue as the Initial Notes for federal income tax purposes. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, waivers, amendments and offers to purchase.

The Form of Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Exhibits A, B, C and D, respectively, hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

The Company shall pay principal of and interest on this Note, so long as such Note is a Global Security, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. The Company shall pay principal of any Notes (other than Notes that are Global Securities) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in Dallas, Texas as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Security Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Security Registrar. Interest on the Notes (other than Notes that are Global Securities) will be payable (i) to Holders of the Notes having an aggregate principal amount of Notes of $5,000,000 or less, by check mailed to the Holders of these Notes at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Security Registrar to the contrary.

SECTION 2.02. Ranking. The Notes constitute the Senior Subordinated Indebtedness of the Company, as set forth in Article 7 hereof.

SECTION 2.03. Book-Entry Provisions for Global Notes. (a) The Notes initially shall be issued in the form of one or more Global Securities (i) registered in the name of the Depositary or the nominee of such Depositary and (ii) delivered to the Trustee as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this First Supplemental Indenture or the Original Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b) Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged, in whole or in part, for Physical Notes, upon the request of a participant of the Depositary by written notice given to the Trustee by or on behalf of the Depositary, solely in accordance with the rules and procedures of the Depositary and the provisions of Section 305 of the Original Indenture. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes as set forth in, and in accordance with, Section 305 of the Original Indenture.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to Section 305 of the Original Indenture, the Security Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

(d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to Section 305 of the Original Indenture, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations and the same tenor.

(e) The Holder of the Global Notes may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this First Supplemental Indenture, Original Indenture or the Notes.

SECTION 2.04. CUSIP Numbers. In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers as printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

FUNDAMENTAL CHANGES AND PURCHASES THEREUPON

SECTION 3.01. Purchase at Option of Holders Upon a Fundamental Change. (a) Generally. If a Fundamental Change occurs at any time prior to November 15, 2012, then each Holder of Notes shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof, that is a multiple of $1,000 principal amount, on a date specified by the Company that is no earlier than the 20th calendar day following the date of, and no later than the 45th calendar day following the date of, delivery of the Fundamental Change Company Notice (as defined below) (the “Fundamental Change Purchase Date”), at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if a Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date related thereto, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of Notes to be purchased pursuant to this Article 3.

Purchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder, prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Notes specifying:

(A) if Physical Notes have been issued, the certificate numbers of such Notes to be delivered for purchase;

(B) the portion of the principal amount of Notes to be purchased, which must be $1,000 or a multiple thereof; and

(C) that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this First Supplemental Indenture; and

(ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) (together with all necessary endorsements) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that (x) such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.01 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice and (y) if Physical Notes have not been issued, the Fundamental Change Purchase Notice must comply with appropriate procedures of the Depositary.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of the book-entry transfer or delivery of the Notes (as specified in Section 3.02 hereof).

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Purchase Notice contemplated by this Section 3.01 shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediate preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company in accordance with Section 3.03 below).

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b) Fundamental Change Company Notice. On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes, the Trustee and Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail or, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i) the events causing a Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder of Notes may exercise the repurchase right pursuant to this Article 3;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 3.03; and

(ix) the procedures that Holders must follow to require the Company to purchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders of Notes purchase rights or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 3.01.

(c) No Payment During Events of Default. There shall be no purchase of any Notes pursuant to this Section 3.01 if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (i) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this First Supplemental Indenture, or (ii) held by it during the continuance of an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price with respect to such Notes), in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 3.02. Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.01, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.03) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 3.01 have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

SECTION 3.03. Withdrawal of Fundamental Change Purchase Notice. (a) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) if Physical Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii) the principal amount of such Notes that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;

provided, however, that if Physical Notes have not been issued, the notice must comply with appropriate procedures of the Depositary.

SECTION 3.04. Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m. (local time in The City of New York) on a date that is promptly following the later of the Fundamental Change Purchase Date and the time of the book-entry transfer or delivery of the Notes in accordance with this Article 3, subject to extension to comply with applicable law, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price, of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of any Note for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this First Supplemental Indenture as of the close of business on the Business Day following the Fundamental Change Purchase Date, then as of such Business Day following the Fundamental Change Purchase Date, (a) such Note will cease to be outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Note is made or such Note is delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest upon delivery or book-entry transfer of such Note).

SECTION 3.05. Notes Purchased in Whole or in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or

Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

SECTION 3.06. Covenant to Comply With Notes Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Section 3.01, the Company, if required, shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.

SECTION 3.07. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, as soon as practicable following the Fundamental Change Purchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

ARTICLE 4

CONVERSION

SECTION 4.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this First Supplemental Indenture, each Holder shall have the right, at such Holder’s option, to convert the principal amount of any such Notes, or any portion of such principal amount that is $1,000 or a multiple of $1,000 thereof, at the applicable Conversion Rate then in effect, (x) prior to the close of business on the Business Day immediately preceding September 15, 2012, only upon satisfaction of one or more of the conditions described in clauses (i) through (iv) below and (y) on or after September 15, 2012, at any time prior to the close of business on the third Business Day immediately preceding November 15, 2012 irrespective of the conditions described in clauses (i) through (iv) below:

(i) Prior to the close of business on the Business Day immediately preceding September 15, 2012, a Holder may surrender all or a portion of its Notes for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after December 31, 2007 if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable Conversion Price in effect on each such Trading Day.

(ii) Prior to the close of business on the Business Day immediately preceding September 15, 2012, a Holder may surrender its Notes for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement

Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with the procedures set forth in this Section 4.01(a)(ii), for each Trading Day of such period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes in accordance with this Section 4.01(a)(ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each day the Company fails to do so.

(iii) If, prior to the close of business on the Business Day immediately preceding September 15, 2012, the Company elects to:

(A) issue to all or substantially all holders of Common Stock rights (in the case of rights issued under a shareholder rights agreement, only following the distribution of separate certificates evidencing such rights) entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of Common Stock at less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day preceding the announcement of such issuance; or

(B) distribute to all or substantially all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share Fair Market Value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the declaration date for such distribution, then, in each case, the Company shall notify the Holders of the Notes, in the manner provided in Section 106 of the Original Indenture, at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution (it being understood and agreed that the public announcement by the Company of any such issuance or distribution shall satisfy in full the Company’s obligation to so notify Holders of the Notes). Once the Company has given such notice, Holders may surrender Notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such distribution will not take place, even if the Notes are not otherwise convertible at such time.

(iv) If, prior to the close of business on the Business Day immediately preceding September 15, 2012, a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to purchase the Notes pursuant to Article 3 hereof, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, Holders may surrender Notes for conversion at any time from or after the effective date of such transaction until 35 Trading Days after the effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, until the close of business on the Business Day immediately preceding the related Fundamental Change Purchase Date). The Company shall notify Holders and the Trustee, in the manner provided in Section 106 of the Original Indenture, as promptly as practicable following the date the Company publicly announces such transaction, but in any event, within five Scheduled Trading Days after the effective date of such transaction (it being understood and agreed that the public announcement by the Company of any such transaction or event shall satisfy in full the Company’s obligation to so notify Holders of the Notes).

(b) Notes may not be converted after the close of business on the third Business Day immediately preceding November 15, 2012.

(c) For the avoidance of doubt, the conversion provisions set forth in this Article 4 shall, with respect to the Notes, supersede the entirety of Article Thirteen of the Original Indenture, and all references in the Original Indenture to Article Thirteen thereof and conversion provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 4 and the conversion provisions set forth in this Article 4 of this First Supplemental Indenture, respectively.

SECTION 4.02. Conversion Procedures. (a) Each Note shall be convertible at the office of the Conversion Agent.

(b) In order to exercise the conversion privilege with respect to any interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by Section 4.03(d) and any taxes or duties if required pursuant to Section 4.08 and the Trustee or Conversion Agent must be informed of the conversion in accordance with customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Physical Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i) complete and manually sign the conversion notice provided on the back of the Note (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii) deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents,

(iv) make any payment required under Section 4.03(d); and

(v) if required, pay all transfer or similar taxes as set forth in Section 4.08.

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.” The Trustee will, as promptly as possible, and in any event within two (2) Business Days, provide the Company with notice of any conversion by Holders of the Notes of which a Responsible Officer becomes aware.

(c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(d) In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to him, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion on the relevant Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion in respect of each Trading Day during an Observation Period, if applicable, shall become the Holder of record of such shares of Common Stock as of the close of business on the last Trading Day of such Observation Period; provided, however, that if such last Trading Day is a date when the stock transfer books of the Company shall be closed, the person or persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the Holder of record thereof for all purposes on the next day on which such stock transfer books are open.

(e) Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s option to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with Article 3 hereof prior to the close of business on the Business Day prior to the relevant Fundamental Change Purchase Date.

SECTION 4.03. Payments Upon Conversion. (a) Upon any conversion of any Note, on the third Business Day immediately following the last Trading Day of the relevant Observation Period, the Company shall pay or deliver, as the case may be, to converting Holders, in respect of each $1,000 principal amount of Notes being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 25 Trading Days during the applicable Observation Period for such Note.

(b) The “Daily Settlement Amount” for each of the 25 Trading Days during the Observation Period shall consist of:

(i) cash equal to the lesser of (x) $40 and (y) the Daily Conversion Value, and

(ii) to the extent the Daily Conversion Value exceeds $40, a number of shares of Common Stock equal to (x) the difference between the Daily Conversion Value and $40, divided by (y) the Daily VWAP for such day;

(c) Subject to clause (d) below, upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates.

(d) If Notes are converted after 5:00 p.m., New York City time, on a Regular Record Date for the payment of interest, Holders of such Notes at 5:00 p.m., New York City time, on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by funds equal to the full amount of interest payable on the Notes so converted; provided that no such payment need be made (i) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the third Trading Day after the corresponding Interest Payment Date; (ii) for conversions following the Regular Record Date immediately preceding November 15, 2012 or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note.

(e) The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Daily VWAP of the Company’s Common Stock on the final Trading Day of the applicable Observation Period.

(f) Solely for purposes of determining the payments and deliveries due upon conversion under this Section 4.03, and notwithstanding the definition of “Trading Day” contained in Section 1.01, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Stock is then traded. If the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, “Trading Day” means a Business Day.

(g) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall pay and deliver, as the case may be, in lieu of shares of Common Stock, including the Additional Shares, cash and shares of Common Stock, if any, as described under this Section 4.03. However, if the consideration paid for the Common Stock in such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Settlement Amount shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change (in lieu of the Daily VWAP) and shall be deemed to be an amount equal to the applicable Conversion Rate (including any adjustment as described in Section 4.06 hereof) multiplied by such Stock Price. In such event, the Settlement Amount shall be determined and paid to Holders solely in cash on the third Business Day following the relevant Conversion Date.

SECTION 4.04 . Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment if Holders of Notes participate, as a result of holding the Notes, in the transactions described, at the same time as holders of the Common Stock participate, without having to convert their Notes as if such Holders held the full number of shares of Common Stock underlying their Notes.

(a) If the Company, at any time or from time to time while any of the Notes are Outstanding, issues shares of its Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date or such effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date or such effective date; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b) If the Company, at any time or from time to time while any of the Notes are Outstanding, issues to all or substantially all holders of the Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. For the purposes of this Section 4.04(b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate exercise price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors.

For the purposes of this Section 4.04(b) (and subject in all respects to Section 4.12), rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(b), (and no adjustment to the Conversion Rate under this Section 4.04(b) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(b). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(b) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all applicable holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(c) If the Company, at any time or from time to time while the Notes are outstanding, distributes shares of any class of Capital Stock of the Company, evidences of Indebtedness, other assets or property of the Company or rights or warrants to acquire the Company’s Capital Stock or other securities to all or substantially all holders of its Common Stock, excluding:

(i) dividends or distributions and rights or warrants referred to in Section 4.04(a) or Section 4.04(b);

(ii) Spin-Offs to which the provisions set forth below in this Section 4.04(c) shall apply; and

(iii) dividends or distributions paid exclusively in cash;

then the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors of the Company) of the shares of Capital Stock, evidences of Indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 4.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes shall receive on the date on which the relevant Capital Stock of the Company, evidences of Indebtedness, other assets or property of the Company or rights or warrants to acquire the Common Stock or other securities are distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of Capital Stock of the Company, evidences of Indebtedness, other assets or property of the Company or rights or warrants to acquire the Common Stock or other securities such Holder of Notes would have received on the record date for such distribution had such Holder owned a number of shares of Common Stock equal to the Conversion Rate as of the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such Capital Stock or similar equity interest were the Common Stock) over the first ten consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will occur on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references above to ten Trading Days shall be deemed replaced with such lesser number of

Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

(d) (i) If any regular quarterly cash dividend or distribution is made to all or substantially all holders of Common Stock and such dividend or distribution does not equal $0.05625 per share (the “Dividend Threshold”), the Conversion Rate shall be adjusted based on the following formulas:

(A) if the per share amount of such regular quarterly cash dividend or distribution is greater than the Dividend Threshold, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock in excess of the Dividend Threshold.

(B) if the per share amount of such regular quarterly cash dividend or distribution is less than the Dividend Threshold (which would include the failure to pay any regular quarterly cash dividend or distribution during the relevant quarterly fiscal period, in which case the Company will be deemed to have declared and paid a cash dividend of $0.00, the Ex-Dividend Date for which will be deemed to be the last Business Day of the applicable fiscal period), the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the Dividend Threshold minus the amount in cash per share the Company distributes to holders of Common Stock.

(ii) If any cash dividend or distribution, other than regular quarterly cash dividends or distributions, is made to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

The Dividend Threshold shall be adjusted in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Dividend Threshold for any adjustment made to the Conversion Rate pursuant to this Section 4.04(d).

In the case of an adjustment pursuant to this Section 4.04(d), such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for the relevant dividend or distribution; provided that in the case of an adjustment pursuant to Section 4.04(d)(i)(A), if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution, in lieu of the adjustment set forth in Section 4.04(d)(i)(A), adequate provision shall be made so that each Holder of Notes shall have the right to receive on the date on which such cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of

Notes, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Ex-Dividend Date for such distribution. If any dividend or distribution described in this Section 4.04(d) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the effective date of the adjustment;

CR1	=	the Conversion Rate in effect immediately after the opening of business on the effective date of the adjustment;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.04(e) shall occur as of the close of business on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate.

If the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f) For purposes of this Section 4.04, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g) The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to this Section 4.04(g), the Company shall mail to Holders of record of the Notes a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h) The Company may make such increases in the Conversion Rate, in addition to any adjustments required by Section 4.04(a), 4.04(b), 4.04(c), 4.04(d), 4.04(e) or 4.04(g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of shares (or rights to acquire shares) or similar event treated as such for income tax purposes.

(i) All calculations under this Article 4 shall be made by the Company and shall be made to the nearest cent (including, in the case of any adjustment to the Conversion Rate, the resulting adjustment to the Conversion Price) or to the nearest one-ten-thousandth of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities for shares of Common Stock or rights to purchase Common Stock or such convertible or exchangeable securities, other than as provided in this Section 4.04.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the Notes at such Holder’s last address appearing on the list of Holders provided for in Section 701 of the Original Indenture within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(l) Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a share split, share combination or decrease in the per share amount of regular, quarterly cash dividends or distributions).

(m) Notwithstanding anything to the contrary in this Article 4, no adjustment to the Conversion Rate need be made for:

(i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (ii) above and outstanding as of the date the Notes were first issued;

(iv) a change in the par value of the Common Stock;

(v) accrued and unpaid interest on the Notes; or

(vi) the issuance of any shares of Common Stock upon exercise or other settlement of the warrants entered into with one or more Affiliates of the Underwriters concurrently with the execution of the Underwriting Agreement.

(n) No adjustment to the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If an adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, upon any conversion of Notes (solely with respect to the Notes to be converted) and on November 15, 2012, the Company shall give effect to all adjustments that the Company has otherwise deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

SECTION 4.05. Adjustments of Average Prices. Whenever a provision of this First Supplemental Indenture requires the calculation of an average of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

SECTION 4.06. Adjustments Upon Certain Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the notice of conversion of the Notes is received by the Conversion Agent from, and including, the Scheduled Trading Day following the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of an event that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) The number of Additional Shares by which the Conversion Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of the Company’s Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in such Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(c) The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted.

The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 4.04.

(d) The table in Schedule A hereto sets forth the hypothetical Stock Price, the Effective Date and the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Notes.

The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(ii) If the Stock Price is greater than $160.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the table in Schedule A pursuant to clause (c) above), no Additional Shares shall be added to the Conversion Rate.

(iii) If the Stock Price is less than $41.25 per share (subject to adjustments in the same manner as the Stock Prices set forth in the table in Schedule A pursuant to clause (c) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 24.2424 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 4.04.

SECTION 4.07. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. If any of the following events occur:

(i) any recapitalization, reclassification or change of shares of Common Stock issuable upon conversion of the Notes (other than changes resulting from a subdivision or combination);

(ii) any consolidation, merger or combination involving the Company;

(iii) any sale, lease or other transfer of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries to any other Person or any statutory share exchange,

in each case of clauses (i) - (iii) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then at the effective time of such transaction, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that the Notes shall be convertible into (and thereafter the Notes shall be convertible into) (x) cash in an amount equal to the portion of the Settlement Amount comprised of cash in accordance with Section 4.03; and (y) in lieu of shares of Common Stock otherwise deliverable, if any, the same type (in the same proportions) of consideration received by a holder of Common Stock in connection with such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or share exchange (collectively, “Reference Property”). After the effective time of any such transaction, the amount of cash and Reference Property, if any, Holders of the Notes shall receive shall be determined based on the Daily Settlement Amounts calculated with respect to a unit comprised of the amount of Reference Property received by a holder of one share of Common Stock in such transaction, the Daily VWAP of such unit of Reference Property and the Conversion Rate, as described in Section 4.03 (as if such unit of Reference Property were a share of Common Stock). If the transaction causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any from of stockholder election), the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election. The Company shall not become a party to any such transaction unless its terms are consistent with this Section 4.07. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 in the judgment of the Board of Directors of the board of directors of the successor Person. If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease or other transfer, the stock, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Security Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 4.07 applies to any event or occurrence, Section 4.04 shall not apply.

SECTION 4.08. Taxes on Shares Issued. Any issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 4.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be converted by a single Holder).

Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 4.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.07 relating either to the kind or amount of shares of stock or securities or property (including cash or any combination thereof) receivable by Holders upon the conversion of their

Notes after any event referred to in such Section 4.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 601 of the Original Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 4.11. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.04; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company or any of its Subsidiaries; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this First Supplemental Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Notes at such Holder’s address appearing on the list of Holders of Notes provided for in Section 701 of the Original Indenture as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 4.12. Stockholder Rights Plan. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 4 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. If prior to any conversion, however, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 4.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

SECTION 4.13. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 4 shall be conclusive if made in good faith, absent manifest error.

ARTICLE 5

REMEDIES

SECTION 5.01. Events of Default. In addition to the Events of Default specified in Section 501 of the Original Indenture, with respect to the Notes each of the following events shall be an “Event of Default” wherever used herein:

(a) default in the payment of the Fundamental Change Purchase Price when due, whether or not such payment is prevented by Article 7 of this First Supplemental Indenture;

(b) failure by the Company to comply with its obligation to convert the Notes in accordance with this First Supplemental Indenture upon exercise of a Holder’s conversion right in accordance with Article 4 hereof, whether or not such conversion is prevented by Article 7 of this First Supplemental Indenture;

(c) failure by the Company to provide a Fundamental Change Company Notice or notice of any corporate transaction or event required by Section 4.01(a)(iii) or Section 4.01(a)(iv) in accordance with the relevant Section, in each case, when due;

(d) failure by the Company to comply with its obligations under Article 6 hereof;

(e) default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $30,000,000 in the aggregate of the Company and/or any Significant Subsidiary of the Company, whether such indebtedness exists as of the date hereof or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise; and

(f) a final judgment for the payment of $30,000,000 or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished.

In lieu of the Event of Default described under clause (4) of Section 501 of the Original Indenture, the following shall be an Event of Default under the Notes:

(g) failure by the Company to perform, or a breach of, any of the other covenants in this First Supplemental Indenture or the Original Indenture, and such failure or breach continues for a period of 60 days (or 120 days in the case of a Reporting Failure) after written notice has been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes, in each case received by the Company (and the Trustee, if applicable), specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.

ARTICLE 6

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 6.01. Company May Consolidate, Etc., Only on Certain Terms. In addition to the provisions set forth in Article Eight of the Original Indenture, the Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person, unless:

(a) the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”) is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and the Successor Company (if not the Company) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture; and

(b) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

SECTION 6.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter. When such Successor Company assumes the Company’s obligations in such circumstances, except in the case of a lease, the Company shall be discharged from all obligations under the Notes and the Indenture.

SECTION 6.03. Limitation on Scope. This Article 6 shall not apply to a merger of the Company with an Affiliate solely for the purpose of reincorporation in another jurisdiction.

ARTICLE 7

SUBORDINATION OF THE NOTES

SECTION 7.01. Agreement of Subordination. (a) The Company covenants and agrees, and each Holder of Notes issued hereunder by its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 7; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

(b) The payment of the principal of the cash portion of the conversion obligation as set forth in Article 4, if any, and interest on, all Notes (including, but not limited to, the Fundamental Change Purchase Price with respect to the Notes subject to purchase in accordance with Article 3 as provided in this First Supplemental Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, whether outstanding at the date of this First Supplemental Indenture or thereafter incurred. The Notes shall rank senior in right of payment to all Subordinated Indebtedness and equal in right of payment to all Senior Subordinated Indebtedness.

(c) No provision of this Article 7 shall prevent the occurrence of any default or Event of Default hereunder.

(d) For the avoidance of doubt, the subordination provisions set forth in this Article 7 shall, with respect to the Notes, supersede the entirety of Article Twelve of the Original Indenture, and all references in the Original Indenture to Article Twelve thereof and subordination provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 7 and the subordination provisions set forth in this Article below of this First Supplemental Indenture, respectively.

SECTION 7.02. Payments to Holders. No payment shall be made with respect to the principal of, or premium, if any, the cash portion of the conversion obligation, if any, or interest on, the Notes (including, but not limited to, the Fundamental Change Purchase Price with respect to the Notes subject to purchase in accordance with Article 3 as provided in this First Supplemental Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 7.05, if:

(i) a default in the payment of principal, premium, interest, rent or other obligations due on any Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

(ii) a default, other than a payment default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Representative or holder of such Designated Senior Indebtedness.

If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and all scheduled payments on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

(a) in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

(b) in the case of a default referred to in clause (ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 7 otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, before any payment is made on account of the principal of, and premium, if any, the cash portion of the conversion obligation, if any, or interest on, the Notes (except payments made pursuant to Article 8 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee would be entitled, except for the provision of this Article 7, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this First Supplemental Indenture, if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Notes or to the Trustee.

For purposes of this Article 7, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company, as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 7 with respect to the Notes to the payment of all Senior Indebtedness which may at the time be outstanding, so long as (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 6 hereof and Article Eight of the Original Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 7.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 6 hereof and Article Eight of the Original Indenture.

In the event of the acceleration of the Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Notes in respect of the principal of, and premium, if any, the cash portion of the conversion obligation, if any, or interest on, the Notes by the Company (including, but not limited to, the Fundamental Change Purchase Price with respect to the Notes subject to purchase in accordance with Article 3 as provided in this First Supplemental Indenture), until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this First Supplemental Indenture. If payment of Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Notes before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

SECTION 7.03. Subrogation of Notes. Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 7 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, and premium, if any, the cash portion of the conversion obligation, if any, and interest on, the Notes shall be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 7, and no payment over, pursuant to the provisions of this Article 7, to or for the benefit of the holders of Senior Indebtedness by Holders of the Notes or the Trustee shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Notes pursuant to the subrogation provisions of this Article 7, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Notes. It is understood that the provisions of this Article 7 are and are intended solely for the purposes of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article 7 or elsewhere in this First Supplemental Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, and premium, if any, the cash portion of the conversion obligation, if any, and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the

Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this First Supplemental Indenture, subject to the rights, if any, under this Article 7 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article 7, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 7.

SECTION 7.04. Authorization to Effect Subordination. Each Holder of a Note by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 7 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.

SECTION 7.05. Notice to Trustee. The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article 7. Notwithstanding the provisions of this Article 7 or any other provision of this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 7, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on, any Note) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 7.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 7 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 8, and any such payment shall not be subject to the provisions of Article 7.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 7, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 7, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 7.06. Trustee’s Relation to Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 7 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this First Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 7, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this First Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, except with respect to its express obligations under this Article 7, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Notes, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 7 or otherwise.

SECTION 7.07. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder or by any noncompliance by the Company with the terms, provisions and covenants of this First Supplemental Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

SECTION 7.08. Certain Conversions Deemed Payment. For the purposes of this Article 7 only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of, or premium, if any, the cash portion of the conversion obligation, if any, or interest on, Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Article 4), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section

7.08, the term “junior securities” means (a) shares of any stock of any class of the Company or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this First Supplemental Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article 4.

SECTION 7.09. Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 7.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 7.10. Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 7, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

SECTION 7.11. Anti-Layering. The Company shall not incur, directly or indirectly, or otherwise become liable for any Indebtedness that is subordinated or junior in right or payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is Subordinated Indebtedness, provided; however, that nothing in this Section 7.11 shall limit the Company’s ability to incur unsecured Senior Indebtedness.

ARTICLE 8

SATISFACTION AND DISCHARGE

SECTION 8.01. Satisfaction and Discharge of the First Supplemental Indenture. (a) The satisfaction and discharge provisions set forth in this Article 8 shall, with respect to the Notes, supersede the entirety of Article Four of the Original Indenture, and all references in the Original Indenture to Article Four thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 8 and the satisfaction and discharge provisions set forth in this Article below of this First Supplemental Indenture, respectively. When (i) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Stated Maturity for the payment of the principal amount thereof, on any Fundamental Change Purchase Date or upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, cash funds and shares of Common Stock, as applicable, sufficient to pay all amounts due (and shares of Common Stock deliverable following conversion, if applicable) on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash upon a Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this First Supplemental Indenture shall cease to be of further effect (except as to (A) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (B) rights hereunder of Holders of the Notes to receive payments of principal of and interest on, the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (C) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 102 of the Original Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this First Supplemental Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this First Supplemental Indenture or the Notes.

SECTION 8.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 8.04, all monies deposited with the Trustee pursuant to Section 8.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any.

SECTION 8.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

SECTION 8.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of the Notes shall thereafter look only to the Company for any payment that such

Holder of the Notes may be entitled to collect unless an applicable abandoned property law designates another Person.

SECTION 8.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this First Supplemental Indenture, the Original Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

SUPPLEMENTAL INDENTURES

SECTION 9.01. Supplemental Indentures Without Consent of Holders. With respect to the Notes, without the consent of any Holders and as described in, and in compliance with, Sections 903, 904, 905 and 906 of the Original Indenture, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes (including to amend the terms and conditions of the Notes and in addition to the purposes set forth in Section 901 of the Original Indenture):

(i) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the First Supplemental Indenture, the Notes and the Original Indenture;

(ii) provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii) to conform this First Supplemental Indenture and the form or terms of the Notes to the section entitled “Description of Notes” as set forth in the final prospectus supplement related to the offering and sale of Notes dated November 29, 2007; or

(iv) issue Additional Notes pursuant to Section 2.01.

In no case shall such a supplement indenture adversely affect any of the Trustee’s own rights, duties, protections or immunities under the Indenture.

ARTICLE 10

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 10.01. Article Fourteen (Defeasance and Covenant Defeasance) of Original Indenture Inapplicable. None of the provisions set forth in Article Fourteen (Defeasance and Covenant Defeasance) of the Original Indenture, Defeasance nor Covenant Defeasance shall be applicable to the Notes.

ARTICLE 11

REDEMPTION

SECTION 11.01. Article Eleven (Redemption of Securities) of Original Indenture Inapplicable. The Notes are not subject to redemption prior to November 15, 2012 through the operation of any sinking fund or otherwise, and none of the provisions set forth in Article Eleven (Redemption of Securities) of the Original Indenture shall be applicable to the Notes.

ARTICLE 12

GUARANTEES

SECTION 12.01. Article Sixteen (Guarantee) of Original Indenture Inapplicable. The provisions of Article Sixteen (Guarantee) of the Original Indenture are inapplicable in their entirety to the Notes. For the avoidance of doubt, the Notes will not have the benefit of any Guarantee under Article Sixteen of the Original Indenture.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE, FOR ALL PURPOSES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.02. Payments on Business Days. If any Interest Payment Date (other than the Interest Payment Date occurring on November 15, 2012 or any earlier repurchase pursuant to Article 3 hereof on a Fundamental Change Purchase Date) falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. If November 15, 2012 or such earlier Fundamental Change Purchase Date would fall on a day that is not a Business Day, the required payment of interest, if any, and principal, will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after November 15, 2012 or such earlier Fundamental Change Purchase Date to such next succeeding Business Day.

SECTION 13.03. No Security Interest Created. Nothing in this First Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

SECTION 13.04. Trust Indenture Act. This First Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that this Section 13.04 shall not require that this First Supplemental Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

SECTION 13.05. Benefits of Indenture. Nothing in this First Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Bid Solicitation Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

SECTION 13.06. Calculations. Except as otherwise provided in this First Supplemental Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Daily VWAP of the common stock, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if different than the Trustee), and each of the Trustee and Conversion Agent (if different than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

SECTION 13.07. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.08. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 13.09. Severability. In the event any provision of this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

PENN VIRGINIA CORPORATION

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, General Counsel and Corporate Secretary

[Trustee Signature Follows]

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Notes pursuant to Section 4.06 of this First Supplemental Indenture:

Effective Date	Stock Price
	$41.25	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00	$140.00	$150.00	$160.00
December 5, 2007	6.9264	5.0633	3.5570	2.6595	2.0881	1.7027	1.4294	1.2270	1.0715	0.9483	0.8480	0.7646	0.6939
November 15, 2008	6.9264	4.7654	3.2111	2.3194	1.7745	1.4214	1.1797	1.0060	0.8755	0.7738	0.6920	0.6245	0.5675
November 15, 2009	6.9264	4.3951	2.7778	1.8974	1.3918	1.0841	0.8851	0.7485	0.6493	0.5738	0.5139	0.4647	0.4234
November 15, 2010	6.9264	3.8721	2.1875	1.3465	0.9142	0.6802	0.5441	0.4577	0.3980	0.3535	0.3183	0.2894	0.2648
November 15, 2011	6.9264	3.2296	1.3956	0.6327	0.3381	0.2250	0.1769	0.1514	0.1344	0.1211	0.1101	0.1007	0.0924
November 15, 2012	6.9264	2.6823	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PENN VIRGINIA CORPORATION

4.50% Convertible Senior Subordinated Note due 2012

No. [ ]	$[ ]

CUSIP No. 707882 AA 4

Penn Virginia Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay [            ], or registered assigns, the principal sum of [            ] Dollars ($            ) on November 15, 2012, and to pay interest thereon from [            ] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, commencing May 15, 2008, at the rate of 4.50% per annum, until the principal hereof is paid or made available for payment, and any principal and premium, and any such installment of interest, which is overdue shall bear interest at such rate per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The Company shall pay principal of and interest on this Note, so long as such Note is a Global Security, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. The Company shall pay principal of any Notes (other than Notes that are Global Securities) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in Dallas, Texas as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Security Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Security Registrar. Interest on the Notes (other than Notes that are Global Securities) will be payable (i) to Holders of the Notes having an aggregate principal amount of Notes of $5,000,000 or less, by check mailed to the Holders of these Notes at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Security Registrar to the contrary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note, for all purposes, shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

PENN VIRGINIA CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION WELLS FARGO BANK, N.A., as Trustee, certifies that this Note is one of the Securities described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

PENN VIRGINIA CORPORATION

4.50% Convertible Senior Subordinated Note due 2012

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture dated as of December 5, 2007 (herein called the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of December 5, 2007 (herein called the “First Supplemental Indenture” and the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”) by and between the Company and Wells Fargo Bank, N.A. (herein called the “Trustee”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

This Note is not subject to redemption prior to November 15, 2012 through the operation of any sinking fund or otherwise.

The Notes will not have the benefit of any Guarantee under Article Sixteen of the Original Indenture.

The indebtedness evidenced by the Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

This Note is not subject to Defeasance or Covenant Defeasance.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the third Business Day immediately preceding November 15, 2012, to convert this Note or portion thereof that is $1,000 or an integral multiple thereof, into cash and shares of Common Stock, if any, at the applicable Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price and the principal amount on the Stated Maturity thereof, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and interest on all Notes may be declared, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by a Holder for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT

_______________________ Custodian
(Cust)
TEN ENT - as tenants by the entireties	_______________________
(Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used

though not in the above list.

SCHEDULE A

PENN VIRGINIA CORPORATION

4.50% Convertible Senior Subordinated Notes due 2012

The initial principal amount of this Global Security is $[            ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To: Penn Virginia Corporation

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is $1,000 or an integral multiple hereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to the Converted (in an integral multiple of $1,000, if less than all):

$

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

B-1

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address
(including zip code number)

Social Security or other Taxpayer
Identifying Number

B-2

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: Penn Virginia Corporation

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Penn Virginia Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all): $ ,000

NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                      hereby sell(s), assign(s) and transfer(s) unto              (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints              attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

D-1